EXHIBIT 2.1
                                                                     -----------

                                   TERMINATION
                         OF AGREEMENT AND PLAN OF MERGER
                         -------------------------------


         This Termination of Agreement and Plan of Merger (the "Termination") is dated as of September 21, 2001, and entered into by and among FELCOR LODGING TRUST INCORPORATED, a Maryland corporation ("FelCor"), FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership ("FelCor OP" and, together with FelCor, the "FelCor Parties"), MERISTAR HOSPITALITY CORPORATION, a Maryland corporation ("MeriStar"), MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("MeriStar OP" and, together with MeriStar, the "MeriStar Parties"), and FELCOR MERGESUB, L.L.C., a Delaware limited liability company ("FelCor Mergesub").

                                R E C I T A L S:

         A. The FelCor Parties and the MeriStar Parties have previously entered into that certain Agreement and Plan of Merger dated as of May 9, 2001, as amended by First Amendment to Agreement and Plan of Merger dated as of August 16, 2001 (the "Merger Agreement").

         B. The FelCor Parties and the MeriStar Parties desire to agree to the mutual termination of the Merger Agreement in the manner set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree and consent to the termination of the Merger Agreement pursuant to Section 9.1(a) thereof effective as of the date hereof.

         The MeriStar Parties represent that the Board of Directors of MeriStar has duly authorized the termination of the Merger Agreement.

         The FelCor Parties represent that the Board of Directors of FelCor has duly authorized the termination of the Merger Agreement.

         This termination shall have the effects required by Section 9.3 of the Merger Agreement.

         IN WITNESS WHEREOF, the FelCor Parties, the MeriStar Parties and FelCor Mergesub have caused this Termination to be signed by their respective officers thereunto duly authorized all as of the date first written above.


ATTEST:                            FELCOR LODGING TRUST INCORPORATED,
                                   a Maryland corporation

By: /s/ Barbara Lacy               By:  /s/ Thomas J. Corcoran
    --------------------                ---------------------------------------
                                        Name:   Thomas J. Corcoran
                                        Title:  President


                                   FELCOR LODGING LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

ATTEST:                            By:  FelCor Lodging Trust Incorporated,
                                        its general  partner

By: /s/ Barbara Lacy               By:  /s/ Thomas J. Corcoran
    --------------------                ---------------------------------------
                                        Name:   Thomas J. Corcoran
                                        Title:  President


ATTEST:                            MERISTAR HOSPITALITY CORPORATION,
                                   a  Maryland corporation

By: /s/ Christopher L. Bennett     By:  /s/ Paul W. Whetsell
    --------------------------          ---------------------------------------
                                        Name:   Paul W. Whetsell
                                        Title:  Chairman and Chief Executive
                                                Officer


                                   MERISTAR HOSPITALITY OPERATING
                                   PARTNERSHIP, L.P., a Delaware limited
                                   partnership

ATTEST:                            By:  MeriStar Hospitality Corporation ,
                                        its general partner

By: /s/ Christopher L. Bennett     By:  /s/ Paul W. Whetsell
    --------------------------          ---------------------------------------
                                        Name:   Paul W. Whetsell
                                        Title:  Chairman and Chief Executive
                                                Officer

ATTEST: FELCOR MERGESUB, L.L.C., a Delaware limited liability company

By: /s/ Barbara Lacy               By:  /s/ Thomas J. Corcoran
    --------------------                ---------------------------------------
                                        Name:   Thomas J. Corcoran
                                        Title:  President





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